Exhibit 10.1

EQUIPMENT SALES AND PURCHASE AGREEMENT

This Agreement is entered into by and between Anita B s.r.o. (company registration number 25584448, address: Prumyslová 2453/7, 680 01 Boskovice, Czechia), hereinafter “Seller” and Vado Corp. (EIN: 30-0968244, address: Dlhá 816/9, Nitra, Slovakia 94901), hereinafter “Buyer” for the purposes herein stated. The undersigned do hereby covenant, contract and agree as follows:

1.  AGREEMENT:  Seller hereby sells, conveys and transfers to Buyer all rights, title and interest in and unto the Eight-Head Embroidery Machine, рereinafter referred to collectively as Equipment.

2.  DELIVERY AND ACCEPTANCE:  Upon acceptance by Buyer of the equipment, which acceptance shall be identified by Seller taking possession of the equipment, such acceptance shall acknowledge that the equipment is in good order and condition and that Buyer is satisfied with same and that Seller has made no representation or warranty, expressed or implied, with respect to such item of equipment.  All equipment is sold in an “as is” condition.

3.  PURCHASE PAYMENTS:  Buyer agrees to pay unto Seller the sum of

$3,000 (Three Thousand) USD as an initial installment payment under this agreement no later than May 21, 2018, and thereafter:

$ 1,000 (One Thousand) USD per month beginning June 1, 2018 and continuing with a like payment due on the 1st day of each and every month thereafter until the 1st day of May 2018, when the last payment under this agreement shall become due and payable. Payments shall be payable to Seller at his offices or at any other place Seller may direct.  Payments shall not be considered paid until received by Seller.

4.  TITLE TO EQUIPMENT:  Seller represents that he owns all equipment described herein free and clear and that such equipment is free of all liens.

5.  MAINTENANCE AND REPAIR:  All maintenance and repair costs to the equipment shall be paid by Buyer and Seller is hereby relieved from any responsibility to maintain or repair said equipment, all said equipment being sold in an “as is” condition.

6.   DAMAGE TO EQUIPMENT; DESTROYED OR STOLEN EQUIPMENT:  Notwithstanding any loss, theft, destruction or damage of any item of agreement equipment or property, the payments as contained herein shall continue to be paid by Buyer.

8.  INDEMNIFICATION OF SELLER:  Buyer shall indemnify, protect and hold harmless the Seller, its agents, servants, successors and assigns from and against all losses, damages, injuries, claims, demands and expenses, including legal expenses, of whatever nature, arising out of the use, condition or operation of any item of the equipment, regardless of where, how and by whom operated.  Buyer shall assume the settling of, and the defense of any suits or other legal proceedings brought to enforce all such losses, damages, injuries, claims, demands and expenses and shall pay all judgments entered in the suit for other legal proceedings. The indemnification and assumptions of liability and obligation herein provided shall continue in full force and effect notwithstanding the termination of this agreement, whether by expiration of time, by operation of law or otherwise.

9. “AS IS” CONDITION OF EQUIPMENT:  Seller makes no warranties unto Buyer for the sale of the equipment and all equipment described herein is sold in its “as is” condition.

10.  DEFAULT BY BUYER:  Time is of the essence under this agreement and any of the following events shall constitute defaults on the part of Buyer hereunder:

(a)  failure of Buyer to pay any payment within fifteen (15) days in which same becomes due;

(b)  any breach or failure of Buyer to perform any of its obligations under this agreement;

(c)  insolvency of bankruptcy of Buyer or assignment for the benefit of creditors;

(d)  any other act of Buyer which will causes Seller to deem itself insecure.

Upon the occurrence of any default Seller may exercise this option without notice to or demand on the Buyer and thereupon all equipment and rights of Buyer therein shall be surrendered unto Seller; upon default, Seller may take possession of the equipment where found with or without process of law in court, may enter upon the agreed premises without liability for suit, action, or other proceedings by Buyer and remove same; hold, sell, agreement or otherwise dispose of the equipment or keeping of any of them as Seller so chooses without effecting the obligation of Buyers as providing by this agreement; collect all unpaid  payments due without prejudice to Seller’s right to regain possession of the equipment.

11.  Upon receiving the final payment from Buyer under this agreement, Seller shall execute such further assurances as may be reasonably required by Buyer to insure that the equipment is free from all liens and encumbrances.

12.       GOVERNING LAW:  This agreement shall be governed by, and construed in accordance with, the laws of the Czech Republic.

WITNESS our signatures this the day of April 21, 2018.

BUYER: /S/ Dusan Konc

                 Dusan Konc

SELLER: /S/ Anita B s.r.o.

                 Anita B s.r.o.